Independent Auditors' Consent

The Board of Directors and Stockholders
CNB Bancshares, Inc:

We consent to the use of our report incorporated herein by reference.

                         /s/  KPMG Peat Marwick LLP

St. Louis, Missouri
October 22, 1997